Exhibit 4
                         Form of Assumption Certificate

                                                                            1061

                    AMERITAS VARIABLE LIFE INSURANCE COMPANY
                                 5900 "O" Street
                             Lincoln, Nebraska 68510

                            CERTIFICATE OF ASSUMPTION

             Ameritas Variable Life Insurance Company ("Ameritas") is a party to an Agreement between Acacia National Life Insurance Company ("Acacia") and Ameritas. The Agreement provides for the assumption by Ameritas of all obligations, liabilities, and rights under certain policies issued by Acacia. By virtue of this Agreement, such policies of insurance issued by Acacia are now directly those of Ameritas.

             In all other respects, the terms, conditions, and provisions of the Policy to which this Certificate is to be attached (the "Policy") shall remain in full force and effect.

             All premiums due on the Policy are now payable to Ameritas. Subsequent premium payments made to Ameritas shall release Acacia from any and all liability under the Policy which may arise on or after the effective date of this Certificate.

             The policyowner(s) has given consent to this transaction by either:
1) acceptance by ballot, 2) payment of premium, or 3) by failing to send written notice of rejection to Ameritas or Acacia within the time period specified by law.

             This Certificate is to be attached to and will form a part of the Policy, as identified in this Certificate.

                      Acacia Policy No.: ______________________________

                      Policyowner:  ___________________________________

The policy number of your policy with Ameritas will be Policy No.: _____________

IN WITNESS WHEREOF, Ameritas has caused this Certificate of Assumption to be executed effective __________________.


                                     AMERITAS VARIABLE LIFE INSURANCE COMPANY

                                       /s/ Lawrence J. Arth

                                     Printed Name: Lawrence J. Arth
                                     Title:        Chief Executive Officer